SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 18, 2010

Strategic Hotels & Resorts, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Madison Street, Suite 1700, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 658-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 18, 2010, SHR Prague Praha B.V. (the “Borrower”), an indirect subsidiary of Strategic Hotels & Resorts, Inc. (the “Company”), entered into an Amendment and Restatement Deed (the “Deed of Amendment”), which effectively amended and restated the facility agreement, entered into on February 20, 2007, as amended (the “Initial Facility”) with Aareal Bank AG (the “Lender”) (the Initial Facility as amended by the Deed of Amendment, the “Amended Facility”).

The Amended Facility continues to provide the Borrower with a €104,000,000 senior termed-out loan (the “Loan”), as such amount is reduced as described below. Pursuant to the Amended Facility, interest is currently payable quarterly at EURIBOR plus 1.20% until the end of the Initial Term (as defined below). During the Extension Term (as defined below), interest is payable monthly or quarterly at EURIBOR plus 1.80%. Pursuant to the Amended Facility, if an Event of Default, as defined in the Amended Facility, is outstanding, the Lender may cancel all or a portion of the Loan and/or declare all or any part of the Loan immediately due and payable. The Loan is secured by, among other things, the InterContinental Prague hotel.

Among other things, the Amended Facility also (i) extends the maturity date, which was five years after the first date on which the Loan was borrowed (the “Initial Term”), by three additional years ( the “Extension Term”) to March 2015, (ii) provides for a €2,000,000 liquidity reserve, to be established at the Borrower for the payment of interest after property cash flow, which liquidity reserve can be released if certain conditions are met, (iii) allows for accrued and unpaid interest to be capitalized and added to the principal of the Loan under certain circumstances for the remainder of the Initial Term, (iv) modified the Loan to Value Ratio (the “LTV”) and Interest Cover Ratio (the “ICR”) contained in the Initial Facility whereby the Lender effectively waived the LTV and ICR for the remainder of the Initial Term and increased the LTV and ICR thresholds for subsequent years during the Extension Term, (v) removes the scheduled loan amortization for the remainder of the Initial Term and introduces amortization of 3% per annum during the Extension Term, and (vi) utilizes net proceeds of €4,800,000 from the prior sale of two apartment buildings that were previously part of the Lender’s security for the Loan to reduce the principal amount of the Loan by €2,400,000 and applies €2,400,000 to amend and reduce the rate on the interest rate swap associated with the Loan.

The foregoing description is qualified in its entirety by reference to the Deed of Amendment, which has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in “Item 1.01 – Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Amendment and Restatement Deed, dated February 18, 2010, between SHR Prague Praha B.V. and Aareal Bank AG.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 23, 2010

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Amendment and Restatement Deed, dated February 18, 2010, between SHR Prague Praha B.V. and Aareal Bank AG.